March 12, 2010

Dear Fellow Stockholder:

We invite you to join us for the Annual Meeting of Stockholders of National Bankshares, Inc. on Tuesday, April 13, 2010, at 3:00 p.m. The Annual Meeting will be held at the Custom Catering Center at 902 Patrick Henry Drive, at the intersection of North Main Street in Blacksburg, Virginia. A map and directions to Custom Catering are on the reverse of this letter.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. We will be electing your directors, and we will report on the operations of Bankshares.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, I urge you to please sign, date and return the Proxy in the enclosed postage-paid envelope. Please return the Proxy as soon as possible, even if you now plan to attend the Annual Meeting. This will not prevent you from voting in person, but it will insure that your vote is counted if you are unable to attend the meeting.

Thank you for your interest and investment in National Bankshares, Inc.

Sincerely,

James G. Rakes
Chairman
President and
Chief Executive Officer

DIRECTIONS TO CUSTOM CATERING CENTER

FROM THE NORTH:

Exit left from US Route 460 at first Blacksburg exit to Business Route 460 (North Main Street). Proceed south on North Main Street to traffic light just past Food Lion Plaza. Turn right at traffic light onto Patrick Henry Drive, and turn at first right into Custom Catering Center.

FROM THE SOUTH:

Exit right from US Route 460 Bypass at first Prices Fork Road exit (Downtown). Follow Prices Fork Road to its end at the intersection with North Main Street. Turn left onto North Main Street. Proceed north to second traffic light, at the intersection of Patrick Henry Drive. Turn left at Patrick Henry Drive, and turn at first right into Custom Catering Center.

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of National Bankshares, Inc.:

This is your notice that the 2010 Annual Meeting of Stockholders of National Bankshares, Inc. will be held at the Custom Catering Center at 902 Patrick Henry Drive, at the intersection of North Main Street in Blacksburg, Virginia, on Tuesday, April 13, 2010, at 3:00 p.m. The meeting is for the purpose of considering and acting upon:

1.	The election of three Class 2 directors for a term of three years each.
2.	The ratification of the Board of Directors’ appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2010.
3.	The transaction of such other business as may properly come before the meeting or any adjournments of the meeting.

NOTE:	The Board of Directors is not aware of any other business to come before the meeting.

Only stockholders of record at the close of business on February 24, 2010 are entitled to receive notice of and to vote at the meeting, or at any adjournments of the meeting.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of the matters proposed to be acted upon at the meeting.

To assure that your shares are represented at the meeting, please complete, date, sign and mail promptly the enclosed proxy, for which a return envelope is provided. The proxy will not be used if you attend and vote in person at the meeting. You may revoke your proxy prior to actual voting of the proxy.

BY ORDER OF THE BOARD OF DIRECTORS
Marilyn B. Buhyoff
Secretary and Counsel
Blacksburg, Virginia
March 12, 2010

PROXY STATEMENT
OF
NATIONAL BANKSHARES, INC.
101 HUBBARD STREET
BLACKSBURG, VA 24060
P.O. BOX 90002
BLACKSBURG, VA 24062-9002
540/951-6300
www.nationalbankshares.com
www.nationalbanksharesproxy.com
--------------
ANNUAL MEETING OF STOCKHOLDERS
TUESDAY, APRIL 13, 2010

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of National Bankshares, Inc. (“NBI”, “Bankshares” or the “Company”) to be used at the 2010 Annual Meeting of Stockholders to be held at the Custom Catering Center at 902 Patrick Henry Drive, at the intersection of North Main Street, Blacksburg, Virginia, at 3:00 p.m., on Tuesday, April 13, 2010, and at any adjournments of the meeting. The approximate mailing date of the Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy is March 12, 2010.

REVOCATION OF PROXIES

Stockholders who sign and send in their proxies retain the right to revoke them at any time prior to the actual voting of the proxies at the Stockholders Meeting. Proxies may be revoked by written notice received prior to the meeting, by attending the meeting and voting in person or by submitting a signed proxy with a later date. A written notice revoking a previously executed proxy should be sent to National Bankshares, Inc., P.O. Box 90002, Blacksburg, Virginia 24062-9002, Attention: James G. Rakes. Unless revoked, the shares represented by properly executed proxies will be voted at the meeting according to the instructions contained in the proxy. Where no instructions are given, proxies will be voted for the nominees for directors set forth in Proposal No. 1 and for the ratification of the Board of Directors’ appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2010, as described in Proposal 2.
An Annual Report to Stockholders, including the financial statements for the year ended December 31, 2009, is being mailed to you at the same time as this Proxy Statement, but should not be considered proxy solicitation material.

VOTING SECURITIES AND STOCK OWNERSHIP

As of March 12, 2010, Bankshares had 6,933,474 shares of common stock ($1.25 par value) issued and outstanding. Each of the shares is entitled to one vote at the Annual Meeting. Only those stockholders of record at the close of business on February 24, 2010 will be entitled to vote at the meeting or at any adjournments.
A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it will be considered to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee (“broker shares”) which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of votes cast by shares entitled to vote at the Annual Meeting. Broker shares no longer may be voted in an uncontested Board election such as this one unless the beneficial owner has provided voting instructions. Votes that are withheld and broker shares that are not voted on any matter will not be included in determining the number of votes cast.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of February 24, 2010, Bankshares knows of no single person or group who is the beneficial owner of more than 5% of the outstanding common stock of the Company.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table presents the beneficial ownership of National Bankshares, Inc. common stock as of February 24, 2010, by each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group. Except as otherwise noted, the named individual has sole voting and investment power with respect to the stock.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned as of February 24, 2010		Percentage Of Class
Lawrence J. Ball	3,500		*
Jack W. Bowling	3,600		*
Marilyn B. Buhyoff	41,856	1.	*
F. Brad Denardo	53,930	2.	*
Jack H. Harry	100,410	3.	1.45%
Jack M. Lewis	6,056		*
Mary G. Miller	2,000		*
William A. Peery	31,410	4.	*
James G. Rakes	122,747	5.	1.77%
Glenn P. Reynolds	5,819	6.	*
James M. Shuler	26,801	7.	*
David K. Skeens	4,813	8.	*
All Nominees, Current Directors and Executive Officers as a Group (12 persons)	402,942		5.81%

* Represents less than 1% of the Company’s outstanding Common Stock.
1.             Includes 898 shares owned jointly with spouse, 11,458 shares owned through National Bankshares, Inc. Employee Stock Ownership Plan and 28,000 shares in vested options which may be exercised as of February 24, 2010.
2.     Includes 4,534 shares owned jointly with spouse, 18,818 shares owned through National Bankshares, Inc. Employee Stock Ownership Plan and 24,000 shares in vested options which may be exercised as of February 24, 2010.
3.             Includes 28,342 shares owned by spouse, 14,950 shares owned jointly with spouse, and 790 shares owned jointly with son.
4. Includes 72 shares owned as custodian for son, 3,630 shares owned by a controlled corporation and 21,900 shares owned as Trustee.
5. Includes 11,200 shares owned jointly with spouse, 31,545 shares owned through National Bankshares, Inc. Employee Stock Ownership Plan and 57,750 shares in vested options which may be exercised as of February 24, 2010.
6.     Includes 2,343 shares owned by spouse.
7. Includes 4,053 shares owned by spouse and 426 shares owned jointly with spouse.
8.     Includes 4,751 shares owned through National Bankshares, Inc. Employee Stock Ownership Plan.

Section 16(a) Beneficial Ownership Reporting Compliance
Based upon the written representations of our directors and executive officers, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Securities Act of 1934.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Bankshares’ articles of incorporation provide that the directors will be divided into three classes (1, 2 and 3) with each class as nearly equal in number as possible and the term of office of each class ending in successive years. The articles of incorporation currently also provide that the number of directors shall be set by the bylaws, but shall not be less than nine, nor more than twenty-six. For the purpose of the election of directors at the Annual Meeting, the number of directors set forth in the bylaws is nine. The current term of office of the Class 2 directors expires at this 2010 Annual Meeting of Stockholders. The terms of Class 3 and Class 1 directors will expire in 2011 and 2012, respectively.
The Board of Directors has nominated the three serving Class 2 directors, Jack W. Bowling, Jack M. Lewis and James G. Rakes, to serve a three-year term to expire at the Annual Meeting of Stockholders in 2013.
It is the intention of the persons named as proxies, unless instructed otherwise, to vote for the election of the three nominees for Class 2 director. Each nominee has agreed to serve if elected. If any of the nominees is unexpectedly unable to serve, the shares represented by all valid proxies will be voted for the remaining nominees and any other person or persons who may be designated by the Board. At this time, the Board knows of no reason why any nominee might be unable to serve.
The following information is provided with respect to the three nominees to serve as Class 2 director and the six incumbent directors who will be continuing in office following the Annual Meeting. All information is provided as of February 24, 2010, and employment information covers the past five years. No director or nominee is related by blood, marriage or adoption to any other director, nominee or executive officer. No director or nominee currently serves or has served within the past five years, as a director of any company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or is subject to the requirements of Section 15(d) of the Exchange Act, or of any company registered as an investment company under the Investment Company Act of 1940. Two directors, Mr. Rakes and Dr. Shuler, also currently serve as a director of one or both of the wholly owned subsidiaries of Bankshares, the National Bank of Blacksburg (“NBB”), and National Bankshares Financial Services, Inc. (“NBFS”). Each director and nominee, except for Mr. Rakes, has been determined to be independent by the Board of Directors, using the definition for independence of directors that is used for determining compliance with the applicable listing standards for the NASDAQ Stock Market, the national securities exchange on which Bankshares common stock is listed. (See also “Director Independence and Certain Transactions with Officers and Directors”).

Nominees
Class 2 Directors
(Serving until 2013 Annual Meeting)

Jack W. Bowling (Age 63): Mr. Bowling is President of H. T. Bowling, Inc., a construction, grading, excavation and road building firm with offices in Fairlawn Virginia. He has been a Director of National Bankshares, Inc. since 2007. Mr. Bowling is a lifelong resident of the Company’s market area and he has many years of small business management experience. These factors, in addition to his knowledge of building and construction activities in the market, are important to his service as a director.
Jack M. Lewis (Age 66): Dr. Lewis is the President of New River Community College in Dublin, Virginia. Before being elevated to the President’s role, Dr. Lewis was Dean of the Community College and served as its chief financial officer. Dr. Lewis’ experience with budgeting, financial reporting and organizational management is directly applicable to his Board service. In addition, he has been involved in local and regional economic development activities. Dr. Lewis was elected to the Board of Directors in 2004.
James G. Rakes (Age 65): Mr. Rakes is an original director of National Bankshares, Inc., having served on the Board since 1986. He has been President and Chief Executive Officer of the Company since its founding. Mr. Rakes has been the President and Chief Executive Officer of NBB since 1983 and the President and Treasurer of NBFS since it was organized in 2001. He is the Chairman of the Board of Directors of NBB and NBFS. These factors, together with Mr. Rakes’ experience and expertise in financial services, qualify him to serve on the Board.

Directors Continuing in Office
Class 3 Directors
(Serving until 2011 Annual Meeting)

Jack H. Harry (Age 72): Mr. Harry has been a member of the National Bankshares, Inc. Board of Directors since 2005. He is the President of Harry Enterprises, Inc., a company located in Tazewell, Virginia that has investments and owns rental real estate. Mr. Harry has spent his career developing and operating small businesses. Mr. Harry provides expertise to the Board in regard to small business operations and financing, and many of the Company’s customers are small businesses. Also, prior to his election to the Company’s Board, he spent many years as a community bank director and is knowledgeable about banking.
William A. Peery (Age 58): As President of Cargo Oil Co., Inc. in Tazewell, Virginia, Mr. Peery has business management experience, including experience in financial management. Cargo Oil Co., Inc. operates convenience stores and sells petroleum products. The firm is headquartered in Tazewell, Virginia, where Mr. Peery also resides. Mr. Peery brings small business management experience to the Board. The Company considers small businesses to be a key component of its customer market. He was elected to the National Bankshares, Inc. Board of Directors in 2005.
James M. Shuler (Age 66): Dr. Shuler is a retired veterinarian who currently represents the 12th legislative district in the Virginia House of Delegates. The 12th legislative district includes Blacksburg, where the headquarters of National Bankshares, Inc. is located. Prior to his retirement, Dr. Shuler founded and ran a companion animal veterinary practice. Dr. Shuler brings small business management expertise, knowledge of Virginia’s political environment and extensive contacts within the business and academic communities to his service on the National Bankshares, Inc. Board. He has served on the NBI Board since 2002 and is its Vice Chairman. Dr. Shuler is currently also a Director and Vice Chairman of NBB, where he has served on the Board since 1987.

Class 1 Directors
(Serving until 2012 Annual Meeting)

Lawrence J. Ball (Age 55): Mr. Ball was elected to the National Bankshares, Inc. Board of Directors in 2006. He is the President of Moog Components Group, a part of Moog, Inc., which is an international corporation. Prior to being named President, Mr. Ball was the Vice President and General Manager of Moog Components Group. Moog Components Group is headquartered in Blacksburg, Virginia, and the company designs and manufactures products in motion, electronics and fiber optics. Mr. Ball has extensive experience in management and financial reporting. Mr. Ball’s experience as a senior manager in a large corporation is considered valuable in adding understanding of larger business operations.
Mary G. Miller (Age 59): Dr. Miller is the founder and President of IDD, Inc., a full-service Internet technology firm specializing in custom software solutions, education and training and online content management. The firm is located in Blacksburg, Virginia. In addition to her experience in small business management, Dr. Miller brings in-depth knowledge of the region’s developing technology sector to her service on the Board of Directors. Dr. Miller was first elected to the Board in 2003.
Glenn P. Reynolds (Age 57): Mr. Reynolds is the founder and President of Reynolds Architects Incorporated, an architecture firm located in Blacksburg, Virginia. He has been a member of the National Bankshares, Inc. Board of Directors since 2006. Mr. Reynolds’ familiarity with the area’s construction and development projects and his experience with local building firms are useful to the Company’s Board. In addition, Mr. Reynolds has small business management experience and an extensive network of contacts in the local business and academic communities.

The Board of Directors recommends that the stockholders vote “For” all of the nominees for Class 2 director.

PROPOSAL NO. 2 – RATIFICATION OF
APPOINTMENT OF INDEPENDENT AUDITORS

For 2010, the Audit Committee of the Board of Directors has selected Yount, Hyde & Barbour, P.C. an independent public accounting firm, to perform the audit of the Company’s financial statements and its internal controls over financial reporting. Yount, Hyde & Barbour has acted as the Company’s independent accounting firm for many years.
The selection of Yount, Hyde & Barbour as the Company’s independent auditors is not required to be submitted to a vote of the stockholders for ratification. The Company is doing so because it believes that it is a matter of good corporate practice. If the stockholders fail to vote on an advisory basis in favor of the selection of Yount, Hyde & Barbour, the Audit Committee will reconsider whether to retain Yount, Hyde & Barbour, and may retain that firm or another firm without re-submitting the matter to the stockholders. Even if the stockholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent public accounting firm at any time during the year if it determines that a change would be in the Company’s best interests.
A representative of Yount, Hyde & Barbour is expected to be at the Annual Meeting of Stockholders. That representative will have the opportunity to make a statement at the meeting and will be available to respond to appropriate questions.

The Board of Directors recommends that the stockholders vote “For” the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the independent auditors for the year 2010.

BOARD OF DIRECTORS MEETINGS, LEADERSHIP STRUCTURE,
COMMITTEES, COMPENSATION, DIRECTOR INDEPENDENCE, ATTENDANCE,
OVERSIGHT OF RISK AND COMMUNICATIONS WITH DIRECTORS

Board of Directors Meetings

The Board of Directors of Bankshares meets monthly. In 2009, there were twelve regular meetings and one special meeting.

Board Leadership Structure

National Bankshares, Inc. has chosen to combine the position of chairman of the board and principal executive officer. Mr. Rakes, who was serving as the Company’s President and Chief Executive Officer, was elected as the Chairman of the Board of Directors in April of 1999. He has been re-elected annually. Mr. Rakes has the longest tenure of any current director of the Company, having served since the Company was founded in 1986. In addition Mr. Rakes is Chairman, President and CEO of the Company’s primary subsidiary, the National Bank of Blacksburg, where nearly all of the Company’s business operations take place. Mr. Rakes has spent his long career in banking and he has held leadership positions in both state and national banking trade organizations. The Board of Directors determined that Mr. Rakes’ knowledge of NBB and the banking industry and his Board experience made him the logical and natural choice to serve as Chairman of the Board of National Bankshares, Inc. We believe the Board also benefits from the continuity provided by Mr. Rakes in chairing the Board.
The Board does not have a lead director designated as such. However, the Board of Directors believes that at times it is important for the independent directors to deliberate and act without having Company management present. To ensure that it has experienced leadership in these situations, the Board annually elects a Vice Chairman, who has the responsibility of chairing meetings when the Chairman is absent or when the Board wishes to meet without any representative of management being present. Dr. Shuler has served as Vice Chairman of the Board of Directors since April of 2007. We believe this structure provides the Board with independent leadership in situations where the Chairman is excused from acting as such due to his management position.

Board Committees

The Bankshares Board has standing Executive, Audit, Compensation and Nominating Committees. Mr. Rakes is the chairman of the Executive Committee, and Dr. Lewis and Dr. Shuler serve on the Committee. The Executive Committee did not meet in 2009. The Audit Committee, which is chaired by Dr. Lewis, is made up of Mr. Ball, Mr. Bowling and Mr. Harry. The Audit Committee had four meetings in 2009. In 2009 the Compensation Committee was comprised of Mr. Ball, Mr. Bowling, Mr. Harry, Dr. Lewis, Dr. Miller, Mr. Peery and Mr. Reynolds. Dr. Shuler serves as its chairman. The Compensation Committee met once in 2009. Dr. Miller is the chairman of the Nominating Committee, and Mr. Peery, Mr. Reynolds and Dr. Shuler are its members. The Nominating Committee met once in 2009.

Board Compensation

In 2009, the members of the NBI Board of Directors received $1,000 for each regular or special Board meeting they attended. They were paid $500 for each committee meeting. Directors were also paid an annual retainer fee of $12,000. The Chairmen of the Audit and Compensation Committees each received an additional $1,500 annual retainer. NBI Directors receive no other forms of compensation.

Directors Compensation Table(1)
	Fees Earned or Paid in Cash ($)	Other ($)		Total ($)
Lawrence J. Ball	24,500	---		24,500
Jack W. Bowling	25,500	---		25,500
Jack H. Harry	26,500	---		26,500
Jack M. Lewis	28,000	---		28,000
Mary G. Miller	25,000	---		25,000
William A. Peery	24,000	---		24,000
Glenn P. Reynolds	25,000	---		25,000
James M. Shuler	25,500	33,311	(2)	58,811

(1)	Directors fees paid to Mr. Rakes are disclosed in the Summary Compensation Table in “Executive Compensation”.
(2)
Represents $22,400 in fees paid to Dr. Shuler for his service on the Board of Directors of NBB in 2009, and $10,911 in payments from the Bank Directors Deferred Compensation Plan. Please see “Nonqualified Retirement Plans” below.

Director Independence and Certain Transactions with Officers and Directors

As has been mentioned, each director of Bankshares, except for Mr. Rakes, is independent, as defined by the listing standards for the NASDAQ Stock Market, the national securities exchange on which Bankshares common stock is listed. In determining that each director meets the NASDAQ Stock Market’s standards for independence, the Board of Directors recognized that NBB extends credit in the ordinary course of business to Bankshares’ directors and executive officers. Extensions of credit are also made to business organizations and persons with whom Bankshares’ directors and executive officers are associated or related. These extensions of credit are made at interest rates and with the same requirements as to collateral as prevailing for comparable transactions with the general public at the time credit is extended. In the opinion of bank management, none of the outstanding transactions with directors and executive officers involve a greater than normal risk of collectibility or present other unfavorable features.
In determining that directors meet the defined standard of independence, the Board also considered that Mr. Reynolds’ company provided architectural design and consulting services to Bankshares and NBB in 2009, and the architecture firm was paid $1,700 for these services. Except for directors’ fees, no other director received direct or indirect compensation from the Company in 2009.

Board Attendance

During 2009, each incumbent director attended 75% or more of the total number of meetings of the Board of Directors of Bankshares and of the Board committees on which he or she served. The Board does not have a formal policy regarding directors’ attendance at the Annual Meeting of Stockholders. In 2009, all NBI directors attended the Annual Meeting.

             Board Oversight of Risk

To fulfill its responsibility to oversee the Company’s risk management processes, the full Board of Directors receives extensive and regular reports from management outlining the status of credit risk, interest rate risk, liquidity risk and major areas of operational risk. The Company’s Treasurer, who serves as the subsidiary bank’s Senior Vice President/Operations & Risk Management, attends all meetings of the Board of Directors, is readily available to report and to answer the directors’ questions and is responsible for raising any material risk management concerns with the Board. In addition to the regular reports received by the entire Board of Directors, the Audit Committee receives personal reports from the Corporate Auditor and Compliance Officer. The Corporate Auditor and Compliance Officer, who reports directly to the Board,  supplies the Audit Committee with information about internal audits completed at both the parent company and subsidiary levels and about the status of the Company’s regulatory compliance activities.

Communications with Directors

Stockholders wishing to communicate with the Board of Directors or with specified individual directors should do so in writing mailed to National Bankshares, Inc., P. O. Box 90002, Blacksburg, Virginia 24062-9002, Attention: Board of Directors. All stockholder communications are forwarded to the Board.

COMPENSATION DISCUSSION AND ANALYSIS

What are the objectives of the Company’s compensation program for its named executive officers?
National Bankshares, Inc. has five goals for its compensation program for named executive officers. In 2009, these officers were: Chairman, President & CEO James G. Rakes, Treasurer David Skeens, Executive Vice President F. Brad Denardo and Secretary and Counsel Marilyn B. Buhyoff.
•	To offer salaries and bonuses that fairly reward executive officers for their individual contributions in meeting short-term and long-term corporate strategic and financial goals.
•	To offer retirement and post-retirement benefits which incent executive officers to remain in leadership roles and which recognize and reward long tenure with the Company.
•
To offer total compensation that allows the Company to retain and recruit executive talent and which is competitive with peer financial institutions, but which fits within the Company’s conservative approach to managing overhead expense.

•	To offer a compensation program that does not increase, or have the potential to increase, material risk to the Company.

What is the program designed to reward?
The compensation program for the Chairman, President & CEO is designed to reward the profitable operation of the Company compared to its peers, particularly as measured by return on assets and return on equity. In addition, the program rewards the Chairman, President & CEO when the Company’s short- and long-term strategic goals are met. Inherent in meeting strategic goals is the ability to recognize and manage risks to the Company. Named executive officers other than the Chairman, President & CEO are rewarded for the Company’s success in meeting its performance goals and particularly for success in those areas for which they have individual management responsibility. One measure of the officers’ success is their ability to recognize and manage risk in their areas of responsibility.

What is each element of compensation?
The elements of compensation are:
•	Salary (all named executive officers)
•	Cash bonus (Chairman, President & CEO)
•	Capital Accumulation Plan (Chairman, President & CEO)
•	Qualified retirement plans, including defined benefit, 401(k) and employee stock ownership plan (all named executive officers)
•	Nonqualified officers salary continuation plan (all named executive officers)
•	Board of Directors fees (Chairman, President & CEO and Executive Vice President)
•	Perquisites and other personal benefits (Chairman, President & CEO and Executive Vice President)

Why does the Company choose to pay each element of compensation?
The Company uses salary as the cornerstone of its compensation program because it believes that the focus of executive officers, particularly of those below the level of the Chairman, President & CEO, should be on the Company’s long-term growth and performance. Annual increases are awarded based upon individual performance in meeting stated goals for that review period. Because salary rather than some form of annual incentive is the major component of their compensation, executive officers have sufficient personal economic security to make and support management decisions that may trade immediate gain for greater long-term corporate success. In addition, limiting compensation primarily to salary inhibits the incentive to take unacceptable short-term risks at the expense of reaching long-term goals.
Since the Chairman, President & CEO is the individual who has the ultimate responsibility for the success of its operations, it has long been the Company’s policy to pay him an annual incentive bonus that is based upon overall performance for the year in question. The ratio of incentive bonus to salary remains at a level which the Company believes does not increase its potential risk.
The Chairman, President & CEO may also receive an annual contribution for his benefit to the Capital Accumulation Plan (“CAP”). This nonqualified deferred compensation plan was established to link a portion of the Chief Executive’s total compensation package to objective performance criteria. The CAP was also established to help offset the impact of legal limitations on the Chairman, President & CEO’s ability to benefit from the Company’s qualified retirement plans to the same extent as other employees. Additional information about the CAP in included in “Grants of Plan-Based Awards”.
Each named executive officer, along with all other eligible Company employees, participates in three qualified retirement plans. NBI sponsors a defined benefit pension plan, the National Bankshares, Inc. Retirement Income Plan. The National Bankshares, Inc. Retirement Accumulation Plan is a 401(k) plan, and the Company also offers the National Bankshares, Inc. Employee Stock Ownership Plan. The Company believes that it is important to assist its long-term employees, including its executive officers, in assuring financial security in retirement for themselves and their families. National Bankshares, Inc. also believes that its Employee Stock Ownership Plan helps to align the interest of all employees, including executive officers, with the interests of its stockholders. More information is contained in “Qualified Retirement Plans”.
The Company established a nonqualified salary continuation plan that is designed to provide certain key Company officers, including all named executive officers, with supplemental retirement income. This plan was established to enhance the Company’s ability to retain key decision-makers and to supplement the retirement benefits of those more highly compensated executives who, because of legal limitations, are unable to participate fully in the qualified retirement plans. There is further discussion in “Nonqualified Retirement Plans”.
The Company elected to establish the National Bankshares, Inc. 1999 Stock Option Plan to promote the identification of the personal interest of participants with the long-term financial success of the Company and with growth in stockholder value. Incentive stock options were granted to Mr. Rakes, Mr. Denardo and Mrs. Buhyoff under this plan in each year from 1999 to 2005. The Plan terminated on March 9, 2009, although there are vested and unexercised stock-options remaining. See “Incentive Stock Options” for more information.
Mr. Rakes and Mr. Denardo serve as paid directors of the Company and/or of one of its subsidiaries. These individuals receive the same compensation as outside directors. The Company believes that this is an appropriate practice because these executive officers devote additional time to their Board of Directors responsibilities, and all directors, both internal and external, share the same fiduciary obligations and liability risk.
The perquisites and personal benefits that are provided for the Chairman, President & CEO are defined in his employment agreement. These items were agreed to for two reasons. First, they are typical benefits for individuals holding this position in peer banks and financial holding companies. As such, they are part of a total compensation package that is competitive in the Company’s operating environment. Second, certain perquisites that offer a degree of personal benefit are also directly related to job performance. The perquisites that are available to any of the other named executive officers are limited in nature and offer benefit to both the executive and the Company. See “Executive Compensation” and “Employment Agreements and Change in Control Agreements”.

How does the Company determine the amount for each element?
Salary:  The salaries of National Bankshares’ named executive officers, except for that of the Chairman, President & CEO, are within the Company’s established salary ranges for each officer position. The ranges are developed after considering an annual salary survey published by the Virginia Bankers Association as well as publicly available salary information about comparable jobs in the locations in which Bankshares and its subsidiaries do business. The annual increase in base salary for these individuals is determined by the Chairman, President & CEO. In making the determination, Mr. Rakes considers the nature and responsibility of the position; the competitiveness of the market for the executive’s services; the expertise of the individual executive; and to what degree the executive has achieved annual performance goals. Individual annual performance goals support the Company’s business strategy, but are not tied to objective performance measures. The Chairman, President & CEO reports executive officer salaries to the Compensation Committee at least annually.

    The base salary of the Chairman, President & CEO of at least $225,500 was set in an employment agreement effective on January 1, 2002. The employment agreement was amended and restated in its entirety on December 17, 2008, effective December 31, 2008, and the base salary was increased to Mr. Rakes’ 2008 salary of $445,183. The base salary was determined after considering compensation for this position reported in the Virginia Bankers Association’s annual salary survey and from the public documents of peer institutions that disclose salaries paid to other individuals holding similar positions. The Board of Directors Compensation Committee determines annual salary increases after assessing the CEO’s contributions to the success of the Company. In measuring the Company’s success, the Committee compares NBI’s financial results to local and regional peers. Specifically, the Compensation Committee compares Bankshares’ return on assets (ROA) and return on equity (ROE) with the average ROA and ROE of a group of at least five peer Virginia bank holding companies. The composition of the peer group generally remains the same, but it is reviewed annually. For 2009, the peer group was made up of six bank holding companies including Union Bankshares, Inc., American National Bankshares, Old Point Financial Corp., First Community Bankshares, First Century Bankshares and StellarOne Corporation. The fact that National Bankshares significantly out performed its peers in 2009, particularly during a difficult operating environment for banks, is reflected in the amount of salary increase awarded by the Compensation Committee to the Chairman, President & CEO. The Committee also considered Mr. Rakes’ long track record of success in profitably leading the Company and in managing risks to the Company encountered in a challenging economic environment. Although the Committee weighs the peer comparison heavily in determining Mr. Rakes’ salary increase, it does not utilize an objective formula. The Committee considers the Company’s progress in meeting budget goals for the year, but it does not utilize a quantitative assessment of budget goals in determining the amount of annual salary increase. Likewise, although there are no objective measures utilized, the Committee considers stock performance and the level of stockholder dividends in establishing salary. In assessing Bankshares’ stock performance, the Compensation Committee looks at its price, the price to earnings ratio and dividend yield as compared with the stock of the Company’s identified peers. The Committee validates salary increases by referring to the Virginia Bankers Association salary survey and to public documents from peer institutions.
Cash Bonus:  The annual incentive bonus paid to the Chairman, President & CEO is determined with the same criteria that are used in establishing his annual salary increase.
Capital Accumulation Plan:  The annual contribution to the Chairman, President & CEO’s Capital Accumulation Plan (CAP) is determined using a formula that is included in the employee agreement that was effective in January 1, 2002 and restated as of December 31, 2008. A description of the formula, which utilizes objective performance criteria based upon the ROA and ROE of Bankshares as compared with peers, and of the terms of the CAP is provided in “Grants of Plan-Based Awards”.
Qualified Retirement Plans:   The named executive officers participate with other eligible employees in the Company’s three qualified retirement plans. Every participant’s benefits are determined under the specific provisions of each of the plans. These plans are discussed in greater detail under “Qualified Retirement Plans”.
Nonqualified Salary Continuation Plan:  In early 2006, the Company’s subsidiaries entered into salary continuation plan agreements with a group of selected senior officers, including all of the named executive officers. Assuming retirement at normal retirement age (as defined in the Plan), contributions to the Salary Continuation Plan are sufficient to provide a minimum of fifteen annual supplemental retirement income payments of 30% of 2005 annual compensation (adjusted by a pre-retirement inflation factor of 4%) for the Chairman, President and CEO and of 20% of 2005 annual compensation (adjusted by a pre-retirement inflation factor of 4%) for the remaining named executive officers. Additional information is included under “Nonqualified Retirement Plans”.
Incentive Stock Options:  Until the termination of the 1999 Stock Option Plan on March 9, 2009, The Chairman, President & CEO could recommend annual grants of incentive stock options for the other named executive officers to the Board’s Compensation Committee, which served as the Committee that administered the Plan. The Committee could then make grants of stock options for Mr. Rakes and the other named executive officers. No grants of stock options have been made since 2005 because of the negative impact of these grants on the Company’s earnings. See “Stock Options” for information concerning vested but unexercised stock options.
Board of Directors Fees:  Mr. Rakes and Mr. Denardo receive the same compensation as outside directors for serving as directors of NBI and NBB. See also “Board of Director Meetings, Committees, Compensation, Attendance and Communications with directors”.
Perquisites and Other Personal Benefits:  The Board Compensation Committee negotiated with the Chairman, President & CEO to develop a comprehensive and competitive total compensation package, including perquisites. This package was included in the January 1, 2002 employment agreement and was included in the amended and restated employment agreement effective on December 31, 2008. The Chairman, President & CEO determines perquisites available to the other named executive officers. These perquisites are limited to a Company-owned automobile for Mr. Denardo, which facilitate business travel, as well as sports tickets and club memberships, which assist Mr. Denardo with marketing and business development efforts. Mr. Rakes reports annually to the Committee on these items.

How do each element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect the decisions regarding other elements?
As noted, each element supports retention, the achievement of annual and longer term corporate goals and provides reasonable financial security to the employee. Every year the Committee assesses the total compensation package for each named executive officer to determine that it is appropriate. The Committee also reviews each element of the compensation package and determines that each is satisfactory in relation to the other.
In determining Mr. Rakes’ total annual compensation, the Committee has maintained the same proportionate relationship of salary to annual bonus in recent years. As noted, contributions to Mr. Rakes’ CAP are determined using an objective formula. The Committee reviews Mr. Rakes’ decisions regarding the compensation packages of the other executive officers. These packages remain focused heavily on salary. The executive officers participate in the qualified retirement plans available to all employees, as well as in the Officers Salary Continuation Plan. The allocation of all executive officers’ compensation, including Mr. Rakes’, among the various elements of compensation has not substantially changed in a number of years.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed this Compensation Discussion and Analysis with management. The Committee reviewed and fully discussed the Compensation Discussion and Analysis, and the report was recommended to the Board of Directors to be included in this proxy statement. Neither the Company nor the Compensation Committee engaged a consultant on compensation matters.

Members of the Compensation Committee: J. M. Shuler, Chairman, L. J. Ball, J. W. Bowling, J. H. Harry, J. M. Lewis, M. G. Miller, W. A. Peery and G. P. Reynolds.

COMPENSATION COMMITTEE PROCEDURES

The Compensation Committee of Bankshares is made up of all independent, non-employee directors. In 2009, Dr. Shuler was Committee Chairman, and Mr. Ball, Mr. Bowling, Mr. Harry, Dr. Lewis, Dr. Miller, Mr. Peery and Mr. Reynolds were its members.
The Compensation Committee has no formal charter. It is charged with annually evaluating the job performance of the Chairman, President & Chief Executive Officer and determining the appropriate compensation and benefits package for him. The Committee has delegated to Mr. Rakes the responsibility for evaluating the performance and setting the compensation of the other named executive officers, and he reports to the Committee at least annually about those matters.
In carrying out its responsibilities, the Compensation Committee meets at least once each year. There are no officers or employees present at the Compensation Committee’s annual meeting to evaluate the performance of the Chairman, President & CEO and to determine his compensation. The Committee considers a package of data provided to it by the Executive Committee. The package includes the Company’s financial performance data; information about the financial performance of peer institutions; and salary data from salary surveys and publicly available sources. At the conclusion of that meeting or at a separate meeting, the Chairman, President & CEO will provide the Committee with a report on the performance and compensation of the remaining named executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the directors who serve on the Compensation Committee is now, or has been in the past, an officer or employee of Bankshares or of Bankshares’ subsidiaries. Dr. Shuler serves on the Salary and Personnel Committee of NBB. No executive officer of Bankshares, NBB or NBFS served as a director of another entity which had an executive officer serving on the Bankshares Compensation Committee. No executive officer of Bankshares, NBB or NBFS served as a member of the compensation committee of another entity which had an executive officer who served as a director of Bankshares. None of the members of the Bankshares Compensation Committee, or any business organizations or persons with whom they may be associated, has had any transactions with Bankshares or its subsidiaries, except as explained in “Director Independence and Certain Transactions with Officers and Directors”.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning total compensation earned or paid to the individuals who served as Bankshares’ named executive officers during 2009. In addition to serving as the Company’s Executive Vice President, Mr. Denardo served as its interim Treasurer until January 14, 2009, when Mr. Skeens was elected Treasurer of NBI.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)
James G. Rakes	2009	498,605	212,707
Chairman, President & CEO – NBI	2008	445,183	189,073
(Principal Executive Officer)	2007	399,267	168,815
Chairman, President & CEO – NBB
Chairman, President & Treasurer – NBFS
David K. Skeens	2009	85,287	---
Treasurer – NBI	2008	71,438	---
(Principal Financial Officer since January 14, 2009)	2007	67,667	---
Senior Vice President/Operations & Risk Management & CFO – NBB
F. Brad Denardo	2009	233,333	---
Executive Vice President – NBI	2008	210,000	---
Interim Treasurer and Principal Financial Officer until January 14, 2009 – NBI	2007	181,760	---
Executive Vice President/ COO – NBB
Marilyn B. Buhyoff	2009	146,167	---
Secretary & Counsel – NBI	2008	136,283	---
Counsel – NBB	2007	127,700	---
Executive Vice President & Secretary – NBFS

Summary Compensation Table (continued)
Name	Year	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
James G. Rakes	2009	60,000	325,307	80,025	1,176,644
	2008	60,000	465,546	74,243	1,234,045
	2007	37,500	445,517	65,770	1,116,869
David K. Skeens	2009	---	8,813	5,117	99,217
	2008	---	9,569	7,539	88,456
	2007	---	9,490	6,048	83,205
F. Brad Denardo	2009	---	191,248	42,909	467,490
	2008	---	84,080	44,567	338,647
	2007	---	80,244	40,850	302,854
Marilyn B. Buhyoff	2009	---	84,472	7,308	237,947
	2008	---	87,893	12,592	236,768
	2007	---	59,504	10,235	197,439

(1)
Contributions to the CAP for Mr. Rakes are reported under “Non-Equity Incentive Plan Compensation”. For 2009, the maximum Company allocation for CAP was $60,000. To achieve the maximum contribution, the Company’s return on equity (ROE) and return on assets (ROA) would both need to have been at least 150% of the average of the ROE and ROA of six peer Virginia bank holding companies.

(2)	“Changes in Pension Value” includes changes in the National Bankshares Retirement Income Plan and in the Officers Salary Continuation Plan.
(3)	Additional information about “All Other Compensation” for the executive officers is provided in the following chart.

Detail of All Other Compensation(1)
Name	Year	Directors Fees ($)(2)	Matching Contribution Under National Bankshares, Inc. Retirement Accumulation Plan ($)	Contribution Under National Bankshares, Inc. Employee Stock Ownership Plan ($)(3)	Perquisites ($)(4)	Nonqualified Deferred Compensation Plan Payments ($)(5)	Total All Other Compensation ($)
James G. Rakes	2009	48,400	12,250	---	12,933	6,442	80,025
	2008	37,900	11,500	11,193	13,650	---	63,050
	2007	35,500	11,250	7,530	11,490	---	65,770
David K. Skeens	2009	---	5,117	---	---	---	5,117
	2008	---	4,061	3,478	---	---	7,539
	2007	---	3,183	2,265	---	---	6,048
F. Brad Denardo	2009	22,000	11,751	---	9,158	---	42,909
	2008	16,100	8,610	10,667	9,190	---	44,567
	2007	17,400	8,610	6,085	8,755	---	40,850
Marilyn B. Buhyoff	2009	---	7,308	---	---	---	7,308
	2008	---	5,960	6,632	---	---	12,592
	2007	---	5,960	4,275	---		10,235

(1)	See “All Other Compensation” in the Summary Compensation Table above.
(2)	Directors fees for Mr. Rakes include fees from NBI and NBB. All of Mr. Denardo’s directors fees are from his service on the NBB Board.
(3)	The 2009 plan year contribution to the Employee Stock Ownership Plan has not yet been allocated among the participants.
(4)
In 2009, perquisites for Mr. Rakes included $6,750 for the personal use of a Company-owned automobile and $6,183 for club dues, sports tickets and tax preparation fees. Mr. Denardo’s 2009 perquisites totaled $4,817 for personal use of a Company car and $4,341 for club dues and sports tickets.

(5)	On September 1, 2009, at age 65, Mr. Rakes began receiving monthly payments of $1,610.50 from the Bank Directors Deferred Compensation Plan. Please see “Nonqualified Retirement Plans” below.

Employment Agreements and Change in Control Arrangements

Several of National Bankshares, Inc.’s executive officers have been employed by the Company and its subsidiaries for many years. These officers have provided guidance in the growth and long term development of the Company’s business. Their experience and knowledge of the operations and customs of Bankshares is a benefit to the future success of the Company. As an inducement to these executive officers’ continued employment, the Board of Directors determined that Bankshares should enter into employment and change in control agreements with Mr. Rakes, Mr. Denardo and Mrs. Buhyoff. The Board implemented the change in control provisions in part to insure that Bankshares would be more likely to retain the services of key executives during periods of uncertainty resulting from significant ownership changes, should they occur.

Employment Agreement with Mr. Rakes

The employment agreement between Bankshares and Mr. Rakes (the “agreement”) was originally effective January 1, 2002 and was amended and restated to be effective on December 31, 2008. The agreement provides for the continued employment of Mr. Rakes as President and Chief Executive Officer of Bankshares and at one or more of its affiliated companies, at an annual base salary of at least $445,183. In addition, the agreement provides that Mr. Rakes may be awarded an annual bonus and certain stock-based incentives in the discretion of the Board, as well as employee fringe benefits and executive perquisites. The agreement has a two year term, and it will be extended for successive one year terms unless either party gives notice at least one year prior to the end of the current term.
Mr. Rakes’ employment agreement also includes for his benefit a non-equity incentive plan, the Capital Accumulation Plan (“CAP”). The CAP is described in more detail in “Grants of Plan-Based Awards” below.
The agreement has provisions which have the effect of continuing Mr. Rakes’ benefits and compensation under the agreement beyond his employment with Bankshares if Bankshares terminates his employment “without cause” or if Mr. Rakes resigns “for good reason”, as those terms are defined in the agreement. Under these circumstances, Mr. Rakes will continue to receive his base salary and certain executive benefits for 24 months after his employment terminates. “Cause” is defined in the agreement as i) deliberate neglect in the performance of job duties or deliberate failure to follow reasonable instructions or Company policies, ii) conviction of or pleading no contest to a felony, a crime of moral turpitude, fraud or embezzlement or any crime for which imprisonment is a possible punishment, iii) a material breach of the agreement, iv) material dishonesty or breach of fiduciary duty with respect to Bankshares, or v) willful conduct likely to result in material injury to the Company. The agreement defines “for good reason” as i) assignment of duties inconsistent with the position, ii) Company action that results in a material reduction in status, authority or duties, iii) relocation, without consent, more than 50 miles from initial place of employment, iv) failure by the Company or any successor to comply with the agreement, and v) voluntary termination during the 30-day period immediately following the first anniversary of a change in control.
The agreement also contains provisions which can have the effect of prolonging, enhancing and accelerating Mr. Rakes’ benefits and compensation under certain circumstances involving a change in control of Bankshares. A change in control generally involves circumstances where an individual or group acquires 20% or more of Bankshares’ stock or a merger occurs which results in a change in the majority of Bankshares’ Board of Directors and Bankshares’ shareholders do not constitute a majority of the shareholders in the surviving company. The sale or disposition of all or substantially all of the Company’s assets is also defined as a change in control.
The term of the agreement is automatically extended for three years from the date of a change in control and Mr. Rakes is entitled to continue to receive all of his compensation and benefits during that period, except that he becomes entitled to minimum annual stock-based awards equal to one-third of his base salary. In addition, if after a change in control, Mr. Rakes’ employment is terminated by Bankshares “without cause” or by Mr. Rakes “for good reason”, he becomes entitled to receive a lump sum salary continuation benefit equal to 2.99 times his average annual compensation includable in his annual gross income for the period of five years preceding the change in control, a continuation of certain executive benefits for 36 months, and certain enhancements to his retirement benefits.
The amended and restated employment agreement for Mr. Rakes includes provisions stating that all payments under the agreement are intended either to be outside the scope of Internal Revenue Code Section 409 or to comply with its provisions.
Mr. Rakes’ employment agreement includes requirements that he never disclose Bankshares’ confidential information or use confidential information for any purpose that does not benefit the Company. The agreement also includes a clause providing that Mr. Rakes will not engage in competition with Bankshares for 24 months after termination of his employment, unless the termination, was “for good reason” or by the Company “without cause” or if his employment is terminated following a change in control.

Employment Agreements with Mr. Denardo and Mrs. Buhyoff

Mr. Denardo and Mrs. Buhyoff each have an executive employment agreement with the Company that is dated December 17, 2008, and which became effective on December 31, 2008 (the employment agreement). Mr. Denardo’s employment agreement provides for his employment as the Company’s Executive Vice President and for his service in any executive or management position with the Company’s affiliates at an annual base salary of $220,000. Mrs. Buhyoff’s employment agreement states that she will continue her employment as the Secretary and Counsel of Bankshares and in any other executive or management position with Bankshares affiliated companies. Her base annual salary is set at $137,000. The executive agreements have a two year term and will be continued for successive one year terms unless either party provides a one year notice of termination.
Both employment agreements state that compensation will be paid and benefits provided for 12 months if the Company terminates the executive officer’s employment “without cause” or if the executive officer resigns “for good reason”, as those terms are defined in the agreements. “Cause” and “for good reason” are defined in the same manner as in Mr. Rakes’ employment agreement described above. If either Mr. Denardo or Mrs. Buhyoff were to be terminated without cause or resign for good reason after a change in control, they would receive a salary continuance benefit equal to two times their average annual compensation for the five most recent tax years. They would both also be entitled to a continuation of benefits for 24 months following termination. Change in control is defined using the same terms as in Mr. Rakes’ employment agreement.
The employment agreements for Mr. Denardo and Mrs. Buhyoff contain provisions requiring the executive officers to maintain the confidentiality of Company information. The agreements provide that Mr. Denardo and Mrs. Buhyoff will not compete with Bankshares for 12 months after ceasing employment with the Company, unless the termination is by the Company “without cause”, by the executive officers “for good reason” or following a change in control.

The following table provides additional information concerning payments to executive officers upon termination or change in control, assuming this occurred on December 31, 2009.

Potential Payments Upon Termination or Change in Control
Name	Benefit	Before Change in Control Termination Without Cause or Resignation For Good Reason ($)		After Change in Control Termination Without Cause or Resignation For Good Reason ($)		Long Term Incapacity ($)		Death ($)
James G. Rakes(1)	Post-Termination Compensation	997,210		1,638,017		997,210		124,651
	Welfare & Executive Benefits Continuation	54,804		82,206		54,804		6,851
	Officers Salary Continuation Plan(2)	107,424	(3)	107,424	(4)	107,424	(5)	107,424	(6)
F. Brad Denardo	Post-Termination Compensation	233,333		351,528		---		---
	Welfare & Executive Benefits Continuation	17,995		35,990		---		---
	Officers Salary Continuation Plan	21,173	(3)	48,088	(4)	21,173	(5)	72,488	(6)
Marilyn B. Buhyoff	Post-Termination Compensation	146,167		218,542		---		---
	Welfare & Executive Benefits Continuation	1,294		2,588		---		---
	Officers Salary Continuation Plan	14,484	(3)	24,613	(4)	14,484	(5)	28,513	(6)

(1)
If he is terminated without cause or leaves for good reason after a change in control, Mr. Rakes will be entitled to receive an additional retirement benefit equal to the actuarial  equivalent of the additional amount he would have earned under the National Bankshares, Inc. Retirement Income Plan had it accumulated for 4 more years of service.

(2)	Mr. Rakes’ payments under the Officers Salary Continuation Plan will increase from the stated amount with the addition of interest from December 31, 2009 to his actual retirement date.
(3)
The Officers Salary Continuation Plan early termination benefit is an annual amount commencing at normal retirement payable to the officer for the longer of life or to the officer’s beneficiary for up to 15 years.

(4)
The Officers Salary Continuation Plan change of control benefit is an annual amount commencing at termination payable to the officer for the longer of life or to the officer’s beneficiary for up to 15 years.

(5)	The Officers Salary Continuation Plan disability benefit is an annual amount commencing at normal retirement payable to the officer for the longer of life or to the officer’s beneficiary for 15 years.
(6)	The Officers Salary Continuation Plan death benefit is an annual amount commencing at death payable to the officer’s beneficiary for 15 years.

Grants of Plan-Based Awards

The employment agreement for Mr. Rakes, which is dated January 1, 2002 and which was amended and restated effective on December 31, 2008, includes a non-equity incentive plan, the Capital Accumulation Plan (“CAP”). Under the agreement, the total amount allocated to the CAP for the calendar year is established by the Board of Directors with a maximum of $60,000 per year to be allocated. This total amount is then divided equally between two target areas: (1) return on equity, and (2) return on assets. The amount actually contributed to the CAP for a year is based on Bankshares’ performance relative to the average performance of a peer group of Virginia bank holding companies in the two target areas during that year. The 2009 peer group of six community bank holding companies are headquartered in Virginia and southern West Virginia, and are similar to or larger than National Bankshares, Inc. in asset size. A minimum of 85% of the peer group average must be achieved in a target area for any contribution to be made for that target area. The amount of the contribution for each target area increases beyond the minimum contribution to the extent Bankshares’ performance exceeds 85% of the peer group average with a maximum contribution for performance which equals 150% or more of the peer group average. Contributions to the CAP for achievements in any calendar year must be made prior to June 1 of the next following year. Accrued CAP benefits become payable 12 months after an election by Mr. Rakes or, in the absence of an election, on the first day of the seventh month following his separation from service or the first day of the month following his death, or earlier, should Mr. Rakes retire or his employment terminate under certain circumstances. Once the CAP benefits become payable, they are paid in quarterly installments over ten years unless Mr. Rakes chooses, with the Board’s consent, to receive them in some alternate form of payment. The CAP contribution for 2009, which was paid in 2010 was $60,000. The following chart refers to the CAP.

Grants of Plan-Based Awards
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
		Threshold ($)	Target ($)(1)	Maximum ($)
James G. Rakes	02/10/2010	15,000	60,000	60,000

(1)	The amount included under “Target” is also included in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation”.

Stock Options

In March 1999, Bankshares established a stock option plan, the National Bankshares, Inc. 1999 Stock Option Plan, that permitted the grant of incentive stock options and nonqualified stock options. The plan terminated on March 9, 2009. Grants of stock options were made annually each November from 1999 through 2005.

The following table provides additional information about the outstanding equity awards in the 1999 Stock Option Plan as it applies to Mr. Rakes, Mr. Denardo and Mrs. Buhyoff. All stock options are vested.

Outstanding Equity Awards at Fiscal Year End
Name	Number of Securities Underlying Exercisable but Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
James G. Rakes	12,500	14.825	11/12/2012
	15,000	23.3225	11/11/2013
	15,000	24.925	11/09/2014
	15,000	23.00	11/08/2015
F. Brad Denardo	8,000	23.3225	11/11/2013
	8,000	24.925	11/09/2014
	8,000	23.00	11/08/2015
Marilyn B. Buhyoff	1,000	11.50	11/13/2011
	6,000	14.825	11/12/2012
	5,000	23.3225	11/11/2013
	8,000	24.925	11/09/2014
	8,000	23.00	11/08/2015

The following table lists the amounts realized by Mr. Rakes and Mrs. Buhyoff upon the exercise of stock options in 2009. The amount realized is determined using the mean between the market high and low price on the exercise date.

Option Exercise
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
James G. Rakes	2,500	17,700
Marilyn B. Buhyoff	1,500	14,550

Retirement Plans

Bankshares maintains several qualified and nonqualified employee benefit plans for employees of participating employees in the plans. These benefit plans are described below.

Qualified Retirement Plans

National Bankshares, Inc. Retirement Income Plan. Until December 31, 2001, NBB maintained a tax-qualified, noncontributory defined benefit retirement plan for qualified employees called the National Bank of Blacksburg Retirement Income Plan (the NBB Plan). Effective on December 31, 2001, the NBB Plan was amended; its name was changed to the National Bankshares, Inc. Retirement Income Plan (the NBI Plan); and the Bank of Tazewell County Employee Pension Plan (the BTC Plan) was merged into the NBI Plan. The NBB (now NBI) Plan became effective on February 1, 1984, when NBB amended and restated its previous pension plan. This plan covers all officers and employees of NBI and its subsidiaries who have reached age twenty-one and have had one year of eligible service on the January 1 or July 1 enrollment dates. Employee benefits are fully vested after five years of service, with no partial vesting. Prior to the December 31, 2001 plan amendment, retirement benefits at the normal retirement age of sixty-five were calculated at 66% of the employee’s average monthly compensation multiplied by the number of years of service, up to a maximum of twenty-five years. After December 31, 2001, retirement benefits at the normal retirement age were calculated at 1.75% of average monthly compensation multiplied by the number of years of service, up to thirty-five years. Added to this is .65% of “excess monthly average compensation” (defined in the NBI Plan as the amount of the average monthly compensation that is in excess of a participant’s monthly Social Security covered compensation, generally the rounded average of the Social Security taxable wage bases) multiplied by the number of years of service, up to thirty-five years. The benefit formula was amended again in 2008 to reduce the benefit formula for future accruals to 1.00% of monthly compensation, multiplied by the number of years of service up to thirty five years. Average monthly compensation is determined by averaging compensation over the five highest paid consecutive years in the employee’s final ten years of employment. Retirement benefits under the NBI Plan are normally payable in the form of a straight life annuity, with ten years guaranteed; but other payment options may be elected. Benefits accrued by participants in the NBB Plan and in the BTC Plan prior to December 31, 2001, will be calculated based upon compensation and service under the old NBB and BTC Plan formulas. Benefits accrued by participants after January 1, 2002, are calculated under the NBI Plan formulas. The compensation covered by the NBI Plan includes the total of all amounts paid to a participant for personal services reported on the participant’s federal income tax withholding statement (Form W-2), except that earnings were limited to $200,000, indexed for the cost of living, until 1994. In 1994, the earnings limit was decreased to $150,000, which is indexed for the cost of living after 1994. For 2009, the limit on compensation was $245,000.
National Bankshares, Inc. Employee Stock Ownership Plan. Bankshares sponsors a non-contributory Employee Stock Ownership Plan (the “ESOP”), in which NBB and NBFS were participating employers for 2009. All full-time employees who are over the age of 21 and who have been employed for one year are eligible to participate. Contributions under the ESOP are discretionary for each participating employer and participants are not permitted to make contributions to the plan. Contributions are allocated to a participant’s account based upon a participant’s covered compensation, which is W-2 compensation. The contributions are fully vested after three years.
National Bankshares, Inc. Retirement Accumulation Plan. Bankshares sponsors the NBI Retirement Accumulation Plan which qualifies under IRS Code Section 401(k) (the “401(k) plan”). For 2009, NBB and NBFS were participating employers. All full-time employees who have one year of service and who are over the age of 21 are eligible to participate. Participants may contribute up to 100% of their total annual compensation to the plan, subject to IRS deferral annual dollar limits. Employee contributions are matched by the employer at 100% for the first 4% of salary contributed and at 50% of the next 2% of salary contributed. Employees are fully vested at all times in contributions and employer match sums.

Nonqualified Retirement Plans

Bank Directors Deferred Compensation Plan. From 1985 to 1989 NBB maintained a voluntary deferred compensation plan for its directors, which permitted a director to defer receipt of a portion of directors fees for a period of five years. NBB purchased life insurance on all of the participants in amounts that, in the aggregate, actuarially funded its future liabilities under the program. While the insurance policies were purchased to fund the directors’ deferred compensation plan, there is no obligation to use any insurance proceeds from policy loans or death benefits to curtail the deferral compensation liability. Under the terms of the plan, at age 65, a participant or beneficiary receives 120 monthly benefit payments. The plan also provides for 120 monthly payments to the participant’s beneficiary in the event of the participant’s death prior to age 65. Mr. Rakes became entitled to receive 120 months of payments of $1,610.50 beginning at age 65. In 2009, there were no contributions to the Bank Directors’ Deferred Compensation Plan. The plan had no earnings. Mr. Rakes began receiving monthly payments on September 1, 2009. Those payments are included in “All Other Compensation” in the Summary Compensation Table above.
Officers Salary Continuation Plan. In early 2006 Bankshares and its subsidiaries entered into salary continuation agreements with a select group of Company and subsidiary bank officers, including Mr. Rakes, Mr. Skeens, Mr. Denardo and Mrs. Buhyoff. The Salary Continuation Plan benefits are funded by investments in bank subsidiary-owned life insurance policies on the lives of the participating officers. The officers and their beneficiaries are unsecured creditors of NBI and of NBB with respect to the benefits under the Salary Continuation Plan.
Each of the salary continuation agreements, except for Mr. Rakes’, provides an annual benefit for the participating officer at normal retirement age (age 65) while in the active service of the Company. In Mr. Rakes’ case, the salary continuation agreement was amended on December 17, 2008 to provide that benefits will be payable to him upon his separation from service after reaching the normal retirement age (65). Mr. Rakes’ benefit is equal to 30% of 2005 salary, adjusted for inflation. It is equal to 20% of 2005 salary, adjusted for inflation, for all other participants. The benefit is payable for the greater of 15 years or the officer’s lifetime. If the officer dies before receiving the annual benefit for 15 years, the benefit is paid to his or her beneficiary for the remainder of that period. A reduced benefit is available upon the officer’s early termination if he or she is 50 years of age or older, upon disability or upon a change in control of the officer’s employer. “Early termination”, “disability” and “change in control” are all defined in the salary continuation agreements. A death benefit that is equal in amount to the annual retirement benefit is paid to the officer’s beneficiary for 15 years in the event of the officer’s death while an active employee. No benefit is payable if the officer is terminated for cause, as that term is defined in the agreements.
The amended salary continuation agreement with Mr. Rakes provides that he would have received annual payments of $106,268 if he had left the Company at his normal retirement age in 2009. Upon Mr. Rakes’ separation from service, his benefit will increase by adding interest for each full month between his normal retirement and his actual separation from service. The method for calculating this interest is specified in the amended salary continuation agreement. Mr. Skeens’ agreement provides that he will be paid $30,807 annually at his normal retirement in 2031. Under his agreement, Mr. Denardo will be paid annual payments of $72,488 at his normal retirement in 2017. The salary continuation agreement with Mrs. Buhyoff provides for annual payments of $28,513 at normal retirement in 2013.

Pension Benefits Table

The following table provides additional information about the pension benefits from the National Bankshares, Inc. Retirement Income Plan and from the Officers Salary Continuation Plan for Mr. Rakes, Mr. Skeens, Mr. Denardo and Mrs. Buhyoff.

Pension Benefits Table
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments During Last Fiscal Year ($)
James G. Rakes	NBI Retirement Income	27	1,423,351	---
	Officers Salary Continuation	n/a	1,071,385	---
David K. Skeens	NBI Retirement Income	19	46,655	---
	Officers Salary Continuation	n/a	12,787	---
F. Brad Denardo	NBI Retirement Income	26	437,851	---
	Officers Salary Continuation	n/a	138,698	---
Marilyn B. Buhyoff	NBI Retirement Income	22	449,803	---
	Officers Salary Continuation	n/a	133,897	---

(1)
For the NBI Retirement Income Plan, based on 12/31/2009 disclosure assumptions: 6.00% interest, RP –2000 Combined Mortality. For the Officers Salary Continuation Plan, based on 2009 assumptions: 6.25% interest.

Mr. Rakes has reached normal retirement age under the National Bankshares, Inc. Retirement Income Plan and is eligible to receive his full benefit upon retirement. Mr. Denardo and Mrs. Buhyoff are eligible for early retirement under the Plan. Early retirement is defined as having reached age 55, with five years of participation in the Retirement Income Plan. Upon early retirement, vested benefits are reduced by multiplying the full retirement benefit by an early payment factor that ranges from 41.29% at age 55 to 90.76% at age 64.

Nonqualified Deferred Compensation Table

The following table supplies detailed information about nonqualified deferred compensation plans for Mr. Rakes.

Nonqualified Deferred Compensation Table
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
James G. Rakes
Capital Accumulation Plan	---	60,000	33,214	---	1,018,829
Directors Deferred Compensation Plan	---	---	---	6,442	---

RISK FROM COMPENSATION POLICIES AND PRACTICES
FOR ALL EMPLOYEES

National Bankshares, Inc. has determined that its conservative compensation policies and practices for all employees are unlikely to create risks that are reasonably likely to have a materially adverse effect on the Company. Substantially all of the compensation paid to the Company’s employees is in the form of salary. The only exceptions to this rule are the bonus payments and CAP contributions that are a part of Mr. Rakes’ compensation package, which is discussed in “Compensation Discussion and Analysis” above, and a small percentage of incentive compensation paid by NBFS. While CAP awards are made annually based on annual peer group/performance related criteria, they are accumulated as deferred compensation and are not paid immediately to Mr. Rakes. In addition, the maximum annual CAP award is not believed to be material to Mr. Rakes’ overall compensation and thus unlikely to incentivize adverse risk-taking. While Mr. Rakes’ annual bonus is a larger component of his compensation, the Board believes that the historical performance of the Company during Mr. Rakes’ tenure while the bonus program has been in effect reflects that the bonus plan, as implemented by the Board, has not and is not likely to create risks that are reasonably likely to harm the Company. Rather, these compensation elements have proven to be beneficial in enhancing the Company’s success.  The Company utilizes a formal salary administration structure that limits annual salary increases to predetermined percentages within salary ranges that are established for each position.

NOMINATING COMMITTEE

National Bankshares, Inc. has a standing Nominating Committee that was chaired by Dr. Miller in 2009.     Dr. Miller, Mr. Peery, Mr. Reynolds and Dr. Shuler served on the Committee. Each of these directors is independent. The Nominating Committee’s sole function is to review and recommend nominees for the Board of Directors. A current copy of the Committee’s Charter is available on the Company’s web site at www.nationalbankshares.com. The Nominating Committee does not have a specific policy with regard to the consideration of any director candidates recommended by stockholders, because the Committee will evaluate all candidates for directors using the same criteria, regardless of the source of the referral. Stockholders wishing to refer director candidates to the Nominating Committee should do so in writing mailed by first class mail to the Committee, c/o National Bankshares, Inc., P. O. Box 90002, Blacksburg, VA 24062-9002.
     In considering candidates for director, the Nominating Committee seeks individuals who meet the following minimum criteria that are set forth in the Committee’s Charter. The candidate must be an individual of the highest character and integrity. He or she must be able to work well with others and must be free of any conflict of interest that would violate law or regulation or interfere with the proper performance of a director’s responsibilities. The candidate should be willing to devote sufficient time to the business of the Board. Finally, he or she should have the capacity to represent the best interests of the stockholders as a whole in a balanced way. The Nominating Committee insures that the Board of Directors will have a sufficient number of independent directors to fill all Board and Committee positions that require independent directors. In addition, the Nominating Committee seeks directors who have good business experience as well as directors who have experience in academia and public service. The Committee looks for directors who are knowledgeable about and who reside in the locations in which the Company and its subsidiaries do business and who have the ability and willingness to refer new business to the Company. While there is no formal policy regarding consideration of diversity in identifying director nominees, the Nominating Committee seeks candidates who reflect the Company’s belief that gender and ethnic diversity provide additional perspectives that are helpful to the Board of Directors. As a result, the Nominating Committee considers the additional diversity a candidate may add to the overall membership mix of the Board to be a positive factor in the selection of a nominee. The Board believes that its policy of seeking diverse Directors has been moderately successful.
     The Nominating Committee actively solicits the names of potential Board candidates from the directors and officers of Bankshares and, as stated here, will consider candidates suggested by stockholders. Information about potential candidates is sought from diverse sources, and the Nominating Committee compares the experience, expertise and personal qualities of the potential candidates with the experience, expertise, and personal qualities that are identified as being desirable for the Board of Directors at any given time.

AUDIT COMMITTEE REPORT

The Audit Committee has a charter that was last amended on February 11, 2004. The Charter reflects standards set forth in Securities and Exchange Commission regulations and NASDAQ Stock Market Rules, and it is posted on the Company’s web site at www.nationalbankshares.com.
The Audit Committee monitors the integrity of the Bankshares financial reporting process and its systems of internal controls concerning finance, accounting and legal compliance. Each of the Audit Committee members satisfies the definition of an independent director as established in the listing standards for the NASDAQ Stock Market. Although each member of the Audit Committee has extensive business experience, the Committee has identified Dr. Lewis as the financial expert, because he has a background which involves financial oversight responsibilities. Dr. Lewis currently oversees the preparation of financial statements in his role as President of New River Community College. He previously served as the College’s Chief Financial Officer.
In discharging its oversight responsibility with regard to the audit process, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management, discussed with the independent auditors Yount, Hyde & Barbour the matters to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), received communications from the auditors as to their independence required by Independence Standards Board Standard No. 1 and discussed with them their independence.
Based upon its review and discussions with management and Yount, Hyde & Barbour, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Bankshares Annual Report on Form 10-K for the year ended December 31, 2009, to be filed with the Securities and Exchange Commission.

The following fees were paid to Yount, Hyde & Barbour, P.C., Certified Public Accountants & Management Consultants, for services provided to Bankshares for the years ended December 31, 2009 and December 31, 2008. The Audit Committee determined that the provision of non-audit services by Yount, Hyde & Barbour did not compromise the firm’s ability to maintain its independence.

             Principal Accounting Fees and Services

	2009		2008
	Fees ($)	Percentage	Fees ($)	Percentage
Audit fees	102,500	78%	93,000	73%
Audit-related fees	21,300	16%	26,579	21%
Tax fees	8,492	6%	7,250	6%
	132,292	100%	126,829	100%

Audit fees: Audit and review services and review of documents filed with the SEC.
Audit-related fees: Employee benefit plan audits and consultation concerning financial accounting and reporting standards.
Tax fees: Preparation of federal and state tax returns, review of quarterly estimated tax payments and consultation concerning tax compliance issues.

The Audit Committee meets and specifically approves in advance the provision of all services of Yount, Hyde & Barbour, P.C.

Members of the Audit Committee: J. M. Lewis, Chairman, L. J. Ball, J. W. Bowling and J. H. Harry.

EXPENSES OF SOLICITATION

The cost of solicitation of proxies will be borne by Bankshares. In addition to solicitations by mail, directors, officers and regular employees of NBI, NBB and NBFS may solicit proxies personally or by telephone, telegraph, facsimile, or other electronic means without additional compensation. It is contemplated that brokerage houses and nominees will be requested to forward proxy solicitation material to the beneficial owners of the stock held of record by such persons, and Bankshares may reimburse them for their charges and expenses in this connection.

2011 STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the proxy materials of Bankshares for the 2011 Annual Meeting of Stockholders, a stockholder proposal intended to be presented at the Meeting must be delivered to Bankshares’ headquarters at 101 Hubbard Street, Blacksburg, Virginia, 24060, or received by mail at P.O. Box 90002, Blacksburg, Virginia 24062-9002, no later than November 15, 2010. Bankshares’ bylaws provide that a stockholder must give timely advance notice in writing to the President, James G. Rakes, in order to bring business before an Annual Meeting of Stockholders. To bring business before the 2011 Annual Meeting, a stockholder notice must be delivered to 101 Hubbard Street, Blacksburg, 24060, or received by mail at P.O. Box 90002, Blacksburg, Virginia 24062-9002 no sooner than January 12, 2011 and no later than February 10, 2011.

OTHER BUSINESS

All properly executed proxies received by Bankshares will be voted at the Annual Meeting following the instructions contained in the proxies.

The Board of Directors does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to in this Proxy Statement. The enclosed proxy does, however, give authority to the persons named in the proxy to use their discretion to vote on any other matters that may properly come before the meeting, and it is the intention of the persons named in the proxy to use their judgment if they are called upon to vote on any matter of this type.

BY ORDER OF THE BOARD OF DIRECTORS
Marilyn B. Buhyoff
Secretary and Counsel

Blacksburg, Virginia
March 12, 2010

A COPY OF BANKSHARES’ ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO: MARILYN B. BUHYOFF, SECRETARY AND COUNSEL,  NATIONAL BANKSHARES, INC., P.O. BOX 90002, BLACKSBURG, VIRGINIA 24062-9002.

NATIONAL BANKSHARES, INC. 101 Hubbard Street Blacksburg, VA 24060 P.O. Box 90002 Blacksburg, VA 24062-9002 PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Lindsay Coleman, of Blacksburg, Virginia and Howard H. Hale of Bluefield, West Virginia, or each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of National Bankshares, Inc. held of record by the undersigned on February 24, 2010, at the Annual Meeting of Stockholders to be held on April 13, 2010, or at any adjournments thereof.

1.Election of Directors
☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

Jack W. Bowling
Jack M. Lewis
James G. Rakes

2.	Ratification of Appointment of Independent Auditors
FOR	AGAINST	ABSTAIN
☐	☐	☐
Ratification of the appointment of Yount, Hyde & Barbour, PC as the Company’s independent auditors for the fiscal year ending December 31, 2010.

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.
If no direction is made, this proxy will be voted for Proposal 1 and Proposal 2 set forth above.

The undersigned acknowledges receipt of the Proxy Statement dated March 12, 2010.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.

Signature	Date

Signature if held jointly	Date

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.